Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeff D. Morris and Shai Even, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, as a director or officer, or both, as the case may be, of Alon USA Energy, Inc., a Delaware corporation, this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and any or all amendments hereto or thereto (including post-effective amendments), and to file the same, with all exhibits hereto or thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Signature	Title	Date

/s/ Jeff D. Morris	President, Chief Executive Officer and Director	November 30, 2009
Jeff D. Morris	(Principal Executive Officer)

/s/ David Wiessman	Executive Chairman of the Board	November 30, 2009
David Wiessman

/s/ Shai Even	Chief Financial Officer	November 30, 2009
Shai Even	(Principal Financial and Accounting Officer)

/s/ Itzhak Bader	Director	November 30, 2009
Itzhak Bader

/s/ Boaz Biran	Director	November 30, 2009
Boaz Biran

/s/ Shlomo Even	Director	November 30, 2009
Shlomo Even

/s/ Avinadav Grinshpon	Director	November 30, 2009
Avinadav Grinshpon

/s/ Ron W. Haddock	Director	November 30, 2009
Ron W. Haddock

/s/ Yeshayuhu Pery	Director	November 30, 2009
Yeshayuhu Pery

/s/ Zalman Segal	Director	November 30, 2009
Zalman Segal

/s/ Avraham Baiga Shochat	Director	November 30, 2009
Avraham Baiga Shochat